Exhibit 23.3

PRIVATE AND CONFIDENTIAL BY EMAIL ONLY No. of pages : 1 SIMPPLE LTD. 71 Ayer Rajah Crescent #03-07 Singapore 139951	We do not accept service of court documents by fax Direct Lines T : +65 6531 2475 E : gary.wan@drewnapier.com Our Ref GWTY/471619 Your Ref -

Attention: Board of Directors

Dear Sirs,

SIMPPLE LTD (THE “COMPANY”) REGISTRATION STATEMENT ON FORM F-3 - CONSENT OF LAW FIRM

We have acted as the Singapore legal advisers to Simpple Ltd. in relation to the Registration Statement on Form F-3 (as it may be amended from time to time, the “Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) pursuant to the Securities Act of 1933 (“Securities Act”) on or about 27 October 2025.

We hereby consent to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully,

For and on behalf of
Drew & Napier LLC

Name:	Gary Wan
Title:	Director
Date:	27 October 2025

DREW & NAPIER LLC 10 Collyer Quay, #10-01 Ocean Financial Centre, Singapore 049315

T:+65 6535 0733 T:+65 9726 0573 (After Hours) F:+65 6535 4906 E: mail@drewnapier.com www.drewnapier.com

Drew & Napier LLC (UEN 200102509E) is a law corporation with limited liability.